EXHIBIT 1

TRANSACTIONS SINCE THOSE REPORTED IN THE SCHEDULE 13D

FILED BY THE REPORTING PERSONS ON JUNE 30, 2017

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since those reported in the Schedule 13D filed by the Reporting Persons on June 30, 2017. Such transactions involved the sale of shares on the NASDAQ Global Select Market. The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
6/30/2017	Sale	$ 11.0328	[1]	32823
7/3/2017	Sale	$ 11.0075	[2]	23187
7/5/2017	Sale	$ 11.0032	[3]	6300
7/6/2017	Sale	$ 11.0768	[4]	68175
7/7/2017	Sale	$ 11.5170	[5]	65800
7/10/2017	Sale	$ 11.5232	[6]	28717
7/11/2017	Sale	$ 11.5878	[7]	49902
7/12/2017	Sale	$ 11.6675	[8]	33321
7/13/2017	Sale	$ 11.5188	[9]	33100
7/28/2017	Sale	$ 13.2754	[10]	37686
7/31/2017	Sale	$ 13.1064	[11]	38170
8/1/2017	Sale	$ 13.2625	[12]	37750
8/2/2017	Sale	$ 13.0206	[13]	38350
8/3/2017	Sale	$ 13.0149	[14]	38800
8/4/2017	Sale	$ 12.9923	[15]	38500

1 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.125.

2 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.025.

3 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.025.

4 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.175.

5 This transaction was executed in multiple trades at prices ranging from $11.35 – 11.675.

6 This transaction was executed in multiple trades at prices ranging from $11.35 – 11.60.

7 This transaction was executed in multiple trades at prices ranging from $11.40 – 11.675.

8 This transaction was executed in multiple trades at prices ranging from $11.60 – 11.825.

9 This transaction was executed in multiple trades at prices ranging from $11.40 – 11.675.

10 This transaction was executed in multiple trades at prices ranging from $13.00 – 13.75.

11 This transaction was executed in multiple trades at prices ranging from $13.00 – 13.325.

12 This transaction was executed in multiple trades at prices ranging from $13.10 – 13.50.

13 This transaction was executed in multiple trades at prices ranging from $12.90 – 13.425.

14 This transaction was executed in multiple trades at prices ranging from $12.85 – 13.175.

15 This transaction was executed in multiple trades at prices ranging from $12.90 – 13.125.